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PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(3)
dated June 28, 2005	Registration No. 333-106833
to Prospectus dated October 6, 2003

7,973,842 Shares

MARVELL TECHNOLOGY GROUP, LTD.

COMMON STOCK

        This prospectus supplement relates to the resale from time to time, of up to 7,973,842 shares of our common stock by our shareholders. All share numbers in this prospectus supplement have been adjusted to reflect a 2 for 1 stock split of our common stock effected pursuant to the issuance of additional shares in June 2004.

        This prospectus supplement should be read in conjunction with the prospectus dated October 6, 2003, which is to be delivered with this prospectus supplement.

        The information in the table appearing under the heading "Selling Shareholders" in the prospectus is supplemented and superseded in part by the information appearing in the table below:

Selling Shareholders	Shares Beneficially Owned Prior To Offering		Number of Shares Being Offered		Shares Beneficially Owned After Offering
Yehuda Zisapel(1)	60,798	(1)	45,739		0
Carm-Ad Ltd. (2)	6,230		6,230		0
Zohar Zisapel	20,639	(3)	7,883	(3)	0
Lomsha Ltd. (4)	4,099		4,099		0
Michael and Klil Holdings (93) Ltd. (4)	4,099		4,099		0
Yossi Elihav	2,257		2,257		0
Bynet Data Communications Ltd. (Trust) (2)	4,271		4,271		0
RAD Data Communications Ltd. (Trust) (5)	4,558		4,558		0
Formula Ventures LP (6)	13,330		13,330		0
FV PEH LP (6)	3,579		3,579		0
Formula Ventures (Israel) LP (6)	4,206		4,206		0
UBS Capital (Jersey) Ltd. (7)	7,235		7,235		0
HarbourVest International Private Equity Partners III Direct Fund LP (8)	22,062		22,062		0
Accton Network (BVI) Co., Ltd. (9)	14,389		14,389		0
BCS Growth Fund (Israel) L.P. (10)	1,334		1,334		0
Pitango Venture Capital Fund III (Israeli Sub) L.P. (11)	13,408		13,408		0
Pitango Venture Capital Fund III (Israeli Sub) Non Q LP (11)	1,239		1,239		0
Pitango JP Morgan Fund III (Israel) LP (11)	3,915		3,915		0
Pitango Venture Capital Fund III (Israeli Investors) L.P. (11)	3,655		3,655		0
Pitango Venture Capital Fund III Trusts 2000 Ltd. (11)	945		945		0
Pitango Principals Fund III (Israel) L.P. (11)	473		473		0

Shrem Fudim Kelner & Co. Ltd. (12)	161		161		0
Shrem Fudim Kelner (Founders Group) LP (13)	161		161		0
Canada Israel Opportunity Fund III LP (14)	161		161		0
Danrok Holdings Ltd. (15)	161		161		0
August Capital III LP (16)	28,118		28,118		0
Applied Micro Circuits Corporation	16,128	(17)	16,128	(17)	0
Zohar Gilon	8,920	(18)	8,920	(18)	0
Yair Tauman	1,753		1,753		0
Dalia Lev	418		418		0
Livi Apel	2,228		2,228		0
Amos and Daughter Investments and Properties Ltd. (19)	3,121	(20)	3,121	(20)	0
Hanigal Investments (1997) Ltd. (21)	4,459	(22)	4,459	(22)	0
Udi Abramovich	35		35		0
Kachal Adi	801		801		0
Shelly Aks	532		532		0
Yossi Amir	2,844		2844		0
Tal Anker	6,752	(23)	2381		4,371	(23)
Moshe Arad	9,321	(24)	1527		7,794	(24)
Ron Auster	2,263	(25)	821		1,442	(25)
Vladimir Avanesian	15,408	(26)	7000		8,408	(26)
Lior Avitan	362	(27)	214		148	(27)
Mordechai Avni	9,651	(28)	2173		7,478	(28)
Ariel Avrahami	2,756	(29)	834		1,922	(29)
Shiri Bar	3,009	(30)	1337		1,672	(30)
Yuval Bar	1,304	(31)	232		1,072	(31)
Zion Benodis	4,078	(32)	813		3,265	(32)
Anat Berlin	1,079	(33)	174		905	(33)
Michael Bogachek	10,019	(34)	2866		7,153	(34)
Lubov Braverman	1,549	(35)	287		1,262	(35)
Errol Brodie	726	(36)	572		154	(36)
Tsahi Bronshter	3,759	(37)	1337		2,422	(37)
Alex Burman	1,213		1213		0
Ithak Chen	276		276		0
Alexander Chuzhoy	1,165	(38)	214		951	(38)

Rina Cohen	300		300	0
Yuval Cohen	17,790	(39)	12314	5,476	(39)
Ronen Cojocaru	2,709	(40)	864	1,845	(40)
Ran Dar	2,749	(41)	487	2,262	(41)
Gali Darei	272		272	0
Lizy Delaricha	1,155	(42)	419	736	(42)
Alex Dverin	516	(43)	174	342	(43)
Galit Efraty	2,273	(44)	1032	1,241	(44)
Irit Eilon	581		581	0
Ariel Ein-Mor	287		287	0
Gadi Eisenberg	1,549	(45)	287	1,262	(45)
Arie Elia	7,525	(46)	1208	6,317	(46)
Ilan Elmaliah	2,655	(47)	1213	1,442	(47)
Benzi Elyashar	2,163	(48)	721	1,442	(48)
Amnon Even-Zohar	4,177	(49)	702	3,475	(49)
Gad Ever	1,337		1337	0
Yedidia Falk	3,958	(50)	1471	2,487	(50)
Ilan Finkelstein	1,192	(51)	653	539	(51)
Amy Fredj	1,697	(52)	652	1,045	(52)
Eli Fux	11,177		11177	0
Aharon Gadot	2,190	(53)	345	1,845	(53)
Ofir Gal	3,169	(54)	490	2,679	(54)
Izhack Gavra	718		718	0
Meir Gersi	10,789	(55)	1916	8,873	(55)
Kfir Gerti	1,304	(56)	232	1,072	(56)
Ariel Gilman	2,094	(57)	294	1,800	(57)
Yair Golan	519		519	0
Avi Goldberg	809		809	0
Yitshak Goldbum	788	(58)	336	452	(58)
Robert Goldschlager	8,401	(59)	4196	4,205	(59)
Sveta Gorelik	1,031	(60)	237	794	(60)
Or Grushka	581		581	0
Leonid Guberman	653		653	0
Simcha Gutgold	12,897	(61)	8394	4,503	(61)

Ilan Hagai	2,356	(62)	905	1,451	(62)
Alon Harel	2,591	(63)	435	2,156	(63)
Barak Henig	4,994	(64)	888	4,106	(64)
Eyal Hilel	261		261	0
Gadi Hutt	1,454	(65)	261	1,193	(65)
Nathan Iarovich	7,487	(66)	3256	4,231	(66)
Tamar Ilani	1,549	(67)	287	1,262	(67)
Yaniv Inbar	1,786	(68)	261	1,525	(68)
Michael Indenbaum	44,649	(69)	7675	36,974	(69)
Alicia-Judith Jayinski-Huller	194		194	0
Boaz Kahana	5,563	(70)	2257	3,306	(70)
Shay Kamin	235		235	0
Tally Kaplan-Porat	1,117		1117	0
Giora Kaplinski	2,871	(71)	1183	1,688	(71)
Amit Karten	2,967	(72)	325	2,642	(72)
Arkady Katz	26,497	(73)	11178	15,319	(73)
Maria Khlud	2,271	(74)	842	1,429	(74)
Ilan Kieselstein	1,682		1682	0
Roman Kleinerman	1,500	(75)	320	1,180	(75)
Anat Koren	545		545	0
Eyal Kosovski	110		110	0
Omer Lado	435		435	0
Leshem Liav	2,287	(76)	261	2,026	(76)
Wayne Lieberman	8,712		8712	0
Alexander Lifshits	2,759	(77)	1337	1,422	(77)
Yekaterina Linker	666		666	0
Natan Lugasi	11,280	(78)	4793	6,487	(78)
Yehonatan Maidenberg	891		261	630	(79)
Cfir Maimon	265		265	0
Revital Malka	3,050	(80)	1069	1,981	(80)
Zach Ithack Marco	2,040	(81)	719	1,321	(81)
Sharon Meir	2,165	(82)	320	1,845	(82)
Amos Melnikov	1,864	(83)	652	1,212	(83)
Alex Mikunis	4,796	(84)	3847	949	(84)

Igor Miroshnik	257		257	0
Orly Moran	2,841	(85)	1457	1,384	(85)
Gai Nachum	3,523	(86)	1525	1,998	(86)
Doron Nevipur	174		174	0
Michael Orr	23,615	(87)	4994	18,621	(87)
Osovsky, Gil	1,707	(88)	675	1,032	(88)
Itzik Ovadia	1,433	(89)	536	897	(89)
Amit Paz	314		314	0
Francis Petersen	15,580	(90)	5578	10,002	(90)
Octavia Pichl	2,095	(91)	653	1,442	(91)
Oleg Pinchuk	8,970	(92)	1211	7,759	(92)
Shlomo Pongratz	4,883	(93)	652	4,231	(93)
Mickael Rachamim	2,953	(94)	261	2,692	(94)
Omer Radin	9,540	(95)	3313	6,227	(95)
Ezra Ram	337		337	0
Ofer Rahuk	2,561	(96)	718	1,843	(96)
Hanoch Raviv	1,193	(97)	825	368	(97)
Gil Raz	441	(98)	250	191	(98)
Ronen Redman	7,000	(99)	2208	4,792	(99)
Yehiel Reeb	232		232	0
Emanuel Reyzer	1,703	(100)	261	1,442	(100)
Lior Ronen	261		261	0
Doron Rozental	721		628	93
Victor Ryabchin	2,655	(101)	1213	1,442	(101)
Danny Sborovsky	1,793	(102)	1162	631	(102)
Emi Scliar	11,042	(103)	2203	8,839	(103)
Lili Segev	500	(104)	167	333	(104)
Noam Shaked	1,703	(105)	261	1,442	(105)
Ronny Shalev	3,940	(106)	2136	1,804	(106)
Moshe Shaul	6,178	(107)	959	5,219	(107)
Boris Shehter	261		261	0
Gil Shevach	1,928	(108)	442	1,486	(108)
Avi Shif	3,238	(109)	1213	2,025	(109)
Tal Shiff	1,304	(110)	232	1,072	(110)

Jehudit Shimoni	272	(111)	109	163	(111)
Anna Shoshan	307	(112)	217	90	(112)
Michael Shvartsland	232		232	0
Gil Siso	5,915	(113)	843	5,072	(113)
Amos Soffer	2,092	(114)	733	1,359	(114)
Ori Soffer	6,907	(115)	1058	5,849	(115)
Nimrod Stern	1,653	(116)	412	1,241	(116)
Hadar Tal	771		771	0
Naftali Tannin	5,913	(117)	2121	3,792	(117)
Ronen Tausi	12,033	(118)	3258	8,775	(118)
Matty Toker	1,495	(119)	626	869	(119)
Yakov Treister	3,009	(120)	1337	1,672	(120)
Alex Tsahanski	1,583	(121)	601	982	(121)
Hannan Uliel	5,093	(122)	1687	3,406	(122)
Yoram Valent	38,537	(123)	20721	17,816	(123)
Nachum Vilner	2,405	(124)	1213	1,192	(124)
Oren Viner	5,009	(125)	778	4,231	(125)
Galit Volpert	3,999	(126)	1428	2,571	(126)
Vitaly Vovnoboy	25,506	(127)	3623	21,883	(127)
Eldad Winkler	2,312	(128)	330	1,982	(128)
Yevgeny Yanovsky	719	(129)	261	458	(129)
Moshe Yechezkael	2,599	(130)	1337	1,262	(130)
Udi Yehezkel	17,669	(131)	4545	13,124	(131)
Ilan Yerushalmi	6,296	(132)	798	5,498	(132)
Nir Yona Richtiger	905		905	0
Jacob Zankel	82,487	(133)	51507	30,980	(133)
Evgeni Zetserov	3,121	(134)	894	2,227	(134)
Tal-Sarit Zetserov	145		145	0
Shay Zuker	345		345	0
Eran Zwilling	2,656	(135)	944	1,712	(135)
Michael Zimmerman	1,641	(136)	402	1,239	(136)
Ariel Cohen	1,197	(137)	287	910	(137)
Adi Kahal	2,063	(138)	801	1,262	(138)
Xuefeng Luo	678		678	0

Amnon Ptashek	8,199		8,199	0
Yaron Shachal	4,329	(139)	2,887	1,442	(139)

(1)
Includes 4,558 shares held by RAD Data Communications Ltd., 6,230 shares held by Carm-Ad Ltd., and 4,271 shares held by Bynet Data Communications Ltd.

(2)
Yehuda Zisapel possesses sole voting and dispositive power with respect to the listed shares.

(3)
Includes 4,099 shares held by Michael and Klil Holdings Ltd., 4,558 shares held by RAD Data Communications, Inc., and 4,099 shares held by Lomsha Ltd.

(4)
Zohar Zisapel possesses sole voting and dispositive power with respect to the listed shares.

(5)
Yehuda Zisapel and Zohar Zisapel possess sole voting and dispositive power with respect to the listed shares.

(6)
Formula Ventures L.P., Formula Ventures (Israel) L.P. and FV-PEH L.P. are part of an affiliated group of investment entities, "Formula Ventures," managed by Formula Ventures Ltd. and Formula Ventures Partners (Cayman Islands) Ltd. Michael Geiger, Yigal Erlich, Shai Beilis, Benny Maidan and Nir Linchevsk, by virtue of their board position in Formula Ventures Ltd., and Shai Beilis and Nir Linchevski, by virtue of their board position in Formula Ventures Partners (Cayman Islands Ltd.) have the ultimate power to direct the vote, by majority vote of its board of directors, with respect to the listed shares. The Limited Partners who hold more than ten percent of Formula Ventures are: Private Equity Holding (Cayman) Ltd., Trefoil FV Investors L.P., Mashov Gruss Investments Ltd., and USB Capital (Jersey) Ltd.

(7)
UBS Capital (Jersey) Ltd. is wholly owned by UBS AG which is the beneficial owner. The directors of UBS Capital (Jersey) Ltd., Johann Baerlocher, Derek Crane, David Hall, Flavio Muller, Alan Ross and Derek Smith, possess the voting and dispositive power with respect to the listed shares.

(8)
HarbourVest Partners, LLC ("HarbourVest") is the Managing Member of HIPEP III-Direct Associates LLC, which is the General Partner of HarbourVest International Private Equity Partners III-Direct Fund L.P., the owner of the aforementioned shares. The Managing Members of HarbourVest hold the investment power and voting power over the listed shares owned by HarbourVest International Private Equity Partners III-Direct Fund L.P. The Managing Members of HarbourVest are Edward W. Kane and D. Brooks Zug who share the investment and voting power.

(9)
Accton Network (B.V.I.) Co. Ltd. is the beneficial owner. Yimin Doo, Fai-Long Kuo and An-Jye Huang possess the ultimate voting and dispositive power with respect to the listed shares.

(10)
BCS Investment Company is the beneficial owner and along with its directors Benny Bergman, Itschak Shrem, Ram Caspi and Itschak Swary possess the ultimate voting and dispositive power with respect to the listed shares.

(11)
Pitango V.C. Fund III GP is the general partner and beneficial owner of Pitango Venture Capital Fund III (Israeli Sub) L.P., Pitango Venture Capital Fund III (Israeli Sub) Non Q L.P., Pitango Venture Capital Fund III (Israeli Investors) L.P., Pitango JP Morgan Fund III (Israel) L.P., Pitango Venture Capital Fund III Trusts 2000 Ltd. and Pitango Principals Fund III (Israel) L.P. The partners of the General Partner are various companies, including companies each of which are solely owned by one of the following: Rami Beracha, Bruce Cocker, Isaac Hillel, Rami Kalish, Aaron Mankovski and Chemi Peres (the "Principals"). None of the Principals individually has the power to vote or dispose of the listed shares of the Company held by the Fund but all of the Principals share the power to vote or dispose of such shares. Each of such individuals has less than a 10% economic interest in the Fund.

(12)
Shrem, Fudim, Kelner & Co. Ltd is the beneficial owner. The Board of Directors including Itschak Shrem, Yair Fudin, Rubin Zimmerman, Avraham Podhorzer, Avner Cohen, Vered Reichman and David Leviatan possesses the voting and dispositive power with respect to the listed shares.

(13)
Shrem, Fudim, Kelner—Founders Group II Ltd is the General Partner and beneficial owner of Shrem Fudim Kelner (Founders Group) LP and along with its directors, Yair Fudim and Itschak Shrem possesses the ultimate voting and dispositive power with respect to the listed shares.

(14)
Israel Opportunity III Inc. is the General Partner and beneficial owner of Canada Israel Opportunity Fund III LP and along with its directors, Paul Morton, Henry Morton, Jim Hume, Itschak Shrem and Ofra Amir possesses the ultimate voting and dispositive power with respect to the listed shares.

(15)
Danrock Holdings Ltd. is the beneficial owner of the listed shares. Ori Rosen and Dr. Avigdor Klagsbald possess the ultimate voting and dispositive power with respect to the listed shares.

(16)
August Capital III LP, and August Capital Management III, L.P. are the beneficial owners of the listed shares. August Capital Management III, LLC is the General Partner of each of August Capital III LP and along with its investment members, David F. Marquardt, John Johnston and Andy Rappaport possess the ultimate voting and dispositive power with respect to the listed shares.

(17)
Includes 13,716 shares subject to warrants which are immediately exercisable.

(18)
Includes 7,586 shares subject to warrants which are immediately exercisable.

(19)
Eri M. Steimatzky and Racher Steinmatzky are the beneficial owners and possesses sole voting and dispositive power with respect to the listed shares.

(20)
Includes 2,654 shares subject to warrants which are immediately exercisable.

(21)
Benny Hanigal is the beneficial owner and possesses sole voting and dispositive power with respect to the listed shares.

(22)
Includes 3,792 shares subject to warrants which are immediately exercisable.

(23)
Includes 4,371 shares subject to options exercisable within 60 days of June 26, 2005.

(24)
Includes 7,794 shares subject to options exercisable within 60 days of June 26, 2005.

(25)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(26)
Includes 8,408 shares subject to options exercisable within 60 days of June 26, 2005.

(27)
Includes 148 shares subject to options exercisable within 60 days of June 26, 2005.

(28)
Includes 7,478 shares subject to options exercisable within 60 days of June 26, 2005.

(29)
Includes 1,922 shares subject to options exercisable within 60 days of June 26, 2005.

(30)
Includes 1,672 shares subject to options exercisable within 60 days of June 26, 2005.

(31)
Includes 1,072 shares subject to options exercisable within 60 days of June 26, 2005.

(32)
Includes 2,998 shares subject to options exercisable within 60 days of June 26, 2005.

(33)
Includes 905 shares subject to options exercisable within 60 days of June 26, 2005.

(34)
Includes 7,153 shares subject to options exercisable within 60 days of June 26, 2005.

(35)
Includes 1,262 shares subject to options exercisable within 60 days of June 26, 2005.

(36)
Includes 154 shares subject to options exercisable within 60 days of June 26, 2005.

(37)
Includes 2,422 shares subject to options exercisable within 60 days of June 26, 2005.

(38)
Includes 951 shares subject to options exercisable within 60 days of June 26, 2005.

(39)
Includes 5,476 shares subject to options exercisable within 60 days of June 26, 2005.

(40)
Includes 1,845 shares subject to options exercisable within 60 days of June 26, 2005.

(41)
Includes 2,262 shares subject to options exercisable within 60 days of June 26, 2005.

(42)
Includes 736 shares subject to options exercisable within 60 days of June 26, 2005.

(43)
Includes 342 shares subject to options exercisable within 60 days of June 26, 2005.

(44)
Includes 1,241 shares subject to options exercisable within 60 days of June 26, 2005.

(45)
Includes 1,262 shares subject to options exercisable within 60 days of June 26, 2005.

(46)
Includes 6,317 shares subject to options exercisable within 60 days of June 26, 2005.

(47)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(48)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(49)
Includes 3,475 shares subject to options exercisable within 60 days of June 26, 2005.

(50)
Includes 1,832 shares subject to options exercisable within 60 days of June 26, 2005.

(51)
Includes 539 shares subject to options exercisable within 60 days of June 26, 2005.

(52)
Includes 1,045 shares subject to options exercisable within 60 days of June 26, 2005.

(53)
Includes 1,845 shares subject to options exercisable within 60 days of June 26, 2005.

(54)
Includes 2,679 shares subject to options exercisable within 60 days of June 26, 2005.

(55)
Includes 8,873 shares subject to options exercisable within 60 days of June 26, 2005.

(56)
Includes 1,072 shares subject to options exercisable within 60 days of June 26, 2005.

(57)
Includes 1,800 shares subject to options exercisable within 60 days of June 26, 2005.

(58)
Includes 452 shares subject to options exercisable within 60 days of June 26, 2005.

(59)
Includes 4,205 shares subject to options exercisable within 60 days of June 26, 2005.

(60)
Includes 630 shares subject to options exercisable within 60 days of June 26, 2005.

(61)
Includes 4,503 shares subject to options exercisable within 60 days of June 26, 2005.

(62)
Includes 1,451 shares subject to options exercisable within 60 days of June 26, 2005.

(63)
Includes 2,156 shares subject to options exercisable within 60 days of June 26, 2005.

(64)
Includes 4,106 shares subject to options exercisable within 60 days of June 26, 2005.

(65)
Includes 1,193 shares subject to options exercisable within 60 days of June 26, 2005.

(66)
Includes 4,231 shares subject to options exercisable within 60 days of June 26, 2005.

(67)
Includes 1,262 shares subject to options exercisable within 60 days of June 26, 2005.

(68)
Includes 1,525 shares subject to options exercisable within 60 days of June 26, 2005.

(69)
Includes 36,974 shares subject to options exercisable within 60 days of June 26, 2005.

(70)
Includes 3,262 shares subject to options exercisable within 60 days of June 26, 2005.

(71)
Includes 1,688 shares subject to options exercisable within 60 days of June 26, 2005.

(72)
Includes 2,012 shares subject to options exercisable within 60 days of June 26, 2005.

(73)
Includes 15,319 shares subject to options exercisable within 60 days of June 26, 2005.

(74)
Includes 1,429 shares subject to options exercisable within 60 days of June 26, 2005.

(75)
Includes 1,180 shares subject to options exercisable within 60 days of June 26, 2005.

(76)
Includes 2,026 shares subject to options exercisable within 60 days of June 26, 2005.

(77)
Includes 1,422 shares subject to options exercisable within 60 days of June 26, 2005.

(78)
Includes 5,712 shares subject to options exercisable within 60 days of June 26, 2005.

(79)
Includes 630 shares subject to options exercisable within 60 days of June 26, 2005.

(80)
Includes 1,819 shares subject to options exercisable within 60 days of June 26, 2005.

(81)
Includes 1,179 shares subject to options exercisable within 60 days of June 26, 2005.

(82)
Includes 1,845 shares subject to options exercisable within 60 days of June 26, 2005.

(83)
Includes 1,212 shares subject to options exercisable within 60 days of June 26, 2005.

(84)
Includes 949 shares subject to options exercisable within 60 days of June 26, 2005.

(85)
Includes 1,384 shares subject to options exercisable within 60 days of June 26, 2005.

(86)
Includes 1,763 shares subject to options exercisable within 60 days of June 26, 2005.

(87)
Includes 18,621 shares subject to options exercisable within 60 days of June 26, 2005.

(88)
Includes 1,032 shares subject to options exercisable within 60 days of June 26, 2005.

(89)
Includes 897 shares subject to options exercisable within 60 days of June 26, 2005.

(90)
Includes 10,002 shares subject to options exercisable within 60 days of June 26, 2005.

(91)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(92)
Includes 7,759 shares subject to options exercisable within 60 days of June 26, 2005.

(93)
Includes 4,231 shares subject to options exercisable within 60 days of June 26, 2005.

(94)
Includes 2,692 shares subject to options exercisable within 60 days of June 26, 2005.

(95)
Includes 6,227 shares subject to options exercisable within 60 days of June 26, 2005.

(96)
Includes 1,843 shares subject to options exercisable within 60 days of June 26, 2005.

(97)
Includes 368 shares subject to options exercisable within 60 days of June 26, 2005.

(98)
Includes 191 shares subject to options exercisable within 60 days of June 26, 2005.

(99)
Includes 4,792 shares subject to options exercisable within 60 days of June 26, 2005.

(100)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(101)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(102)
Includes 631 shares subject to options exercisable within 60 days of June 26, 2005.

(103)
Includes 8,839 shares subject to options exercisable within 60 days of June 26, 2005.

(104)
Includes 333 shares subject to options exercisable within 60 days of June 26, 2005.

(105)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

(106)
Includes 1,804 shares subject to options exercisable within 60 days of June 26, 2005.

(107)
Includes 5,219 shares subject to options exercisable within 60 days of June 26, 2005.

(108)
Includes 1,486 shares subject to options exercisable within 60 days of June 26, 2005.

(109)
Includes 2,025 shares subject to options exercisable within 60 days of June 26, 2005.

(110)
Includes 1,072 shares subject to options exercisable within 60 days of June 26, 2005.

(111)
Includes 163 shares subject to options exercisable within 60 days of June 26, 2005.

(112)
Includes 90 shares subject to options exercisable within 60 days of June 26, 2005.

(113)
Includes 5,072 shares subject to options exercisable within 60 days of June 26, 2005.

(114)
Includes 1,359 shares subject to options exercisable within 60 days of June 26, 2005.

(115)
Includes 5,849 shares subject to options exercisable within 60 days of June 26, 2005.

(116)
Includes 1,241 shares subject to options exercisable within 60 days of June 26, 2005.

(117)
Includes 3,792 shares subject to options exercisable within 60 days of June 26, 2005.

(118)
Includes 8,775 shares subject to options exercisable within 60 days of June 26, 2005.

(119)
Includes 869 shares subject to options exercisable within 60 days of June 26, 2005.

(120)
Includes 1,672 shares subject to options exercisable within 60 days of June 26, 2005.

(121)
Includes 982 shares subject to options exercisable within 60 days of June 26, 2005.

(122)
Includes 3,406 shares subject to options exercisable within 60 days of June 26, 2005.

(123)
Includes 17,816 shares subject to options exercisable within 60 days of June 26, 2005.

(124)
Includes 1,192 shares subject to options exercisable within 60 days of June 26, 2005.

(125)
Includes 4,231 shares subject to options exercisable within 60 days of June 26, 2005.

(126)
Includes 2,571 shares subject to options exercisable within 60 days of June 26, 2005.

(127)
Includes 21,883 shares subject to options exercisable within 60 days of June 26, 2005.

(128)
Includes 1,982 shares subject to options exercisable within 60 days of June 26, 2005.

(129)
Includes 458 shares subject to options exercisable within 60 days of June 26, 2005.

(130)
Includes 1,262 shares subject to options exercisable within 60 days of June 26, 2005.

(131)
Includes 13,124 shares subject to options exercisable within 60 days of June 26, 2005.

(132)
Includes 5,498 shares subject to options exercisable within 60 days of June 26, 2005.

(133)
Includes 30,980 shares subject to options exercisable within 60 days of June 26, 2005.

(134)
Includes 2,227 shares subject to options exercisable within 60 days of June 26, 2005.

(135)
Includes 1,712 shares subject to options exercisable within 60 days of June 26, 2005.

(136)
Includes 1,239 shares subject to options exercisable within 60 days of June 26, 2005.

(137)
Includes 910 shares subject to options exercisable within 60 days of June 26, 2005.

(138)
Includes 1,262 shares subject to options exercisable within 60 days of June 26, 2005.

(139)
Includes 1,442 shares subject to options exercisable within 60 days of June 26, 2005.

        Investing in our common stock involves a high degree of risk. You should carefully read and consider the "Risk Factors" beginning on page 3 of the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated June 28, 2005

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